UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 20, 2007

Venture Financial Group, Inc. (Exact Name of Registrant as specified in its charter)

Washington	0-24024	91 - 1277503
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1495 Wilmington Drive PO Box 970 DuPont, Washington 98327 Address of Principal Executive Office and Zip Code

Registrant's telephone number including area code 253-441-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors;  Appointment of Certain Officers;
                    Compensatory Arrangements of Certain Officers.

(e)	On June 20, 2007, the Board of Directors of Venture Financial Group, Inc. approved an amendment, effective July 1, 2007, to the employment agreement with Chief Executive Officer Ken F. Parsons, Sr. The amendment sets forth his continuing responsibilities as Chief Executive Officer and minimum salary level ($150,000 per annum) commencing July 1, 2007. The Board of Directors also approved an additional monthly payment of $7,875 per month for the months of July, August and September 2007 for Mr. Parsons’ continued work on strategic planning matters.

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)	On June 20, 2007, the Board of Directors of Venture Financial Group, Inc. adopted amendments to the Bylaws to update the name of the company from First Community Financial Group, Inc. to Venture Financial Group, Inc. and to remove provisions related to the procedure required to subscribe for common stock. The previous subscription provisions required payment in full for all shares pursuant to a subscription agreement accepted by the Board of Directors and included a default in payment of subscription provision, each of which related to the initial organization of the company.

Item 9.01      Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits.
3.2 Amended Bylaws of Venture Financial Group, Inc.
10.1 Third Amendment to Employment Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTURE FINANCIAL GROUP, INC.
(Registrant)

Date:	June 25, 2007	By:	/s/ Ken F. Parsons, Sr.
Ken F. Parsons, Sr.
Chairman and Chief Executive Officer